                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement       [_]Confidential, for Use of the
                                          Commission Only (as permitted by Rule
                                          14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          FIRST AVENUE NETWORKS, INC.
                    (formerly Advanced Radio Telecom Corp.)
               (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount previously paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                       [LOGO] FIRST AVENUE NETWORKS, INC

                          FIRST AVENUE NETWORKS, INC.
                          230 Court Square, Suite 202
                           Charlottesville, VA 22902

                               -----------------

                   Notice of Annual Meeting of Stockholders
                                 April 8, 2002

                               -----------------

   Notice is hereby given that the Annual Meeting of Stockholders of First Avenue Networks, Inc. (previously known as Advanced Radio Telecom Corp.) (the "Company") will be held at Hutchinson Island Marriott, 555 N.E. Ocean Boulevard, Stuart, FL 34996, on April 8, 2002 at 11:00 a.m. Eastern Standard Time. The purposes of the annual meeting are to:

    1. Elect six directors.

    2. Approve the Company's Stock Option Plan.

    3. Transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.

   Only stockholders of record at the close of business on March 1, 2002 are entitled to notice of and to vote at the meeting. To grant a proxy to vote your shares, you must complete and return the enclosed proxy card.

   The board of directors recommends that you vote for the election of the nominees for director and the approval of the Company's Stock Option Plan.

                                          By Order of the Board of Directors,

                                          /s/ Thomas M. Walker

                                          Thomas M. Walker
                                          Secretary

Charlottesville, Virginia
March 5, 2002

   Please vote your shares promptly. Whether or not you plan to attend the annual meeting in person, please complete, sign and return the enclosed proxy card. If stockholders do not return proxies in sufficient numbers, we will have to incur the expense of follow-up solicitations.

                             QUESTIONS AND ANSWERS

   The following questions and answers are designed to help you understand the proposals to be presented at the annual meeting and the proxy voting process. These questions and answers only highlight information in this proxy statement. We strongly encourage you to read the full text of this proxy statement and the documents, which we have filed with the Securities and Exchange Commission. For information on how to obtain these documents, see "Who should I call if I have any additional questions?" on page ii.

Q. What am I being asked to vote on at the annual meeting?

A. We are asking you to vote on two matters at the annual meeting:

  . the election of six members to the Company's board of directors for a one-year term; and,

  .  the approval of the Company's Stock Option Plan.

Q. How does the board of directors recommend I vote on these proposals?

A. The board of directors of the Company recommends that you vote FOR:

  . the election of six members to the Company's board of directors for a one-year term; and,

  .  the approval of the Company's Stock Option Plan.

Q. Who is entitled to vote at the annual meeting?

A. You are entitled to vote at the annual meeting if you owned shares on March 1, 2002, the record date for the annual meeting. On March 1, 2002, the Company had 20 million shares of common stock outstanding and 18.5 million shares of common stock distributed and eligible to vote.

Q. What do I need to do now?

A. Indicate on your proxy card how you want to vote and sign, date and mail it in the enclosed envelope as soon as possible, so that your shares will be represented at the annual meeting.

Q. May I vote in person?

A. Yes. You may attend the meeting and vote your shares in person rather than signing and mailing your proxy card.

Q. May I change my vote after I have voted my proxy?

A. Yes. You may change your vote at any time before your proxy is voted at the annual meeting by following the instructions as detailed in "Voting Your Shares and Changing Your Vote" on page 1. Before your proxy is voted, you may submit a new proxy or you may attend the meeting and vote in person.

Q: What do I do if my shares are held in "street name" by my broker?

A: If your shares are held in street name by a broker as your nominee, your broker will send you a proxy card. Many brokers also offer the option of voting either by telephone or electronically via the Internet, instructions for which will be provided by your broker on your proxy card.

                                      (i)

Q: What happens if I do not instruct my broker how to vote on the proposals or if I mark "abstain" on the proxy card?

A: If your shares are held in street name by a broker, your broker will not be able to vote your shares without instructions from you. If you mark your proxy "abstain" or do not instruct your broker how to vote, your shares will have no effect on the outcome of the proposals being presented at the annual meeting.

Q: What does it mean if I receive more than one proxy card?

A: It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards to ensure that all of your shares are voted.

Q: Who should I call if I have any additional questions?

A: If you hold your shares directly, please contact Sandra Watson at 434-220-4988 or swatson@firstavenet.com. If your shares are held in street name, please contact your broker at the telephone number provided by your broker on your proxy card.

                                     (ii)

                          FIRST AVENUE NETWORKS, INC.
                               230 Court Square
                                   Suite 202
                        Charlottesville, Virginia 22902

                               -----------------

                                Proxy Statement

                               -----------------

                  For the 2002 Annual Meeting of Stockholders
                          to be held on April 8, 2002

Time and Place of Meeting

   The annual meeting of stockholders of First Avenue Networks, Inc. (formerly Advanced Radio Telecom Corp.) (the "Company") will be held on April 8, 2002, at 11:00 a.m. Eastern Standard time at Hutchinson Island Marriott, 555 N.E. Ocean Boulevard, Stuart, FL 34996 and at any adjournment thereof.

   This proxy statement, the enclosed form of proxy and the Company's Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2001, will be mailed together to the Company's stockholders on or about March 8, 2002.

Voting Rights and Votes Required

   Our stockholders who hold their shares of record as of the close of business on March 1, 2002 are entitled to vote at the annual meeting. On the record date there were approximately 18.5 million shares of our common stock distributed and entitled to vote at the annual meeting.

   The holders of a majority of the outstanding shares of common stock, present in person or by proxy, and entitled to vote, will constitute a quorum at the meeting. Provided that a quorum is present at the meeting:

  . the nominees for director who receive the greatest number of votes will be elected; and,

  . the approval of a majority of the outstanding shares of common stock represented and entitled to vote at the meeting are needed to approve our Stock Option Plan.

Voting Your Shares and Changing Your Vote

   To be voted, your proxy must be completed, signed and returned to us prior to voting at the annual meeting. If you are a registered stockholder (that is, if you hold your stock in your own name), you may also vote by proxy. If you hold your shares in "street name," the materials sent to you by your broker will tell you if you will be able to vote by telephone or electronically. You may revoke a proxy at any time before it is voted by:

  . delivering to us another properly signed proxy relating to the same shares dated a later date,

  . otherwise delivering a written notice to our secretary, dated a later date, stating that the proxy is revoked, or

  . attending the annual meeting or any adjournment and voting the shares covered by the proxy in person. Attendance at the annual meeting will not, by itself, revoke your proxy.

   At the meeting, we will vote all proxies received in time and not revoked. Unless you instruct us otherwise, we will vote your proxy to:

  .  elect the nominees for director; and,

  .  approve the Company's Stock Option Plan.

How Proxies Are Counted

   Our election inspector will count votes cast by proxy or in person. The election inspector will count shares represented by proxies that reflect abstentions and so-called broker non-votes as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Broker non-votes are shares represented at the meeting held by brokers or nominees as to which (a) instructions have not been received from the beneficial owners or persons entitled to vote, and (b) the broker or nominee does not have the discretionary voting power on a particular matter. Abstentions and broker non-votes will have no effect on the outcome of voting on the Stock Option Plan proposal or on the election of directors.

Cost of Solicitation

   We will bear the cost of soliciting proxies. We will solicit proxies by mail, telephone, facsimile or otherwise, and some of our officers and employees may assist in the solicitation without additional compensation. We will reimburse brokers for their reasonable charges and expenses in forwarding solicitation materials to beneficial owners.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

   Under the terms of our amended and restated by-laws, the board of directors consists of at least three members who are elected annually by the stockholders. Our board of directors has by resolution set the number of directors at six.

   Each of the nominees for director has been serving as a director of the Company since at least December 20, 2001, the effective date of the Company's Plan of Reorganization under Chapter 11 approved by the U.S. Bankruptcy Code (the "Effective Date"). Each nominee has indicated his willingness to continue to serve if elected.

   Unless otherwise instructed, the persons named in the enclosed proxy intend to vote each share of common stock as to which a proxy has been properly executed, returned and not revoked in favor of the election of the six nominees named below as directors for a one-year term expiring in 2003. We expect that each nominee will be able to serve. If any nominee is unable to serve, all proxies may be voted for a substitute nominee designated by our board of directors, as determined by the persons named in the enclosed proxy in their discretion.

   Set forth below is information concerning each of the nominees for membership to our board of directors, who constitute all of the incumbent directors:

                 Nominees as Members of the Board of Directors

Dean M. Johnson, 43
Director since 2001

   Dean M. Johnson has served as a member of our board of directors since December 2001. Mr. Johnson has served as our president and chief executive officer since December 2001. From February 2001 through December 2001, Mr. Johnson was president of Cardinal Point Associates, a strategic and financial consultant to broadband wireless companies. From November 1999 to February 2001, he was founder and president of MuseumCompany.com, Inc., a specialty retailer of museum-related merchandise. Mr. Johnson served as executive vice president and chief financial officer of Value America, Inc., a discount retailer, from November 1997 through November 1999. He served as a director of Value America from November 1997 through April 1999. From April 1996 to November 1997, Mr. Johnson served as vice president of business development of Pacific Monolithics, a developer of semiconductors used for broadband wireless applications. From April 1991 until August 1995, he was general manager of CFW Cable, Inc., a broadband wireless company that he co-founded.

Wharton B. Rivers, Jr., 53
Director since 2000
Member of the Compensation Committee

   Wharton B. Rivers, Jr. has served as a member of our board of directors since November 2000. From November 2000 through September 2001, Mr. Rivers was the chief executive officer of Advanced Radio Telecom Corp. ("ART"). He also served as president and chief operating officer of ART from April 2001 through September 2001. From October 1999 to October 2000, Mr. Rivers was president of Cable & Wireless North America where he was responsible for directing all business functions for telecommunications services, North American profit and loss activities and revenues in excess of $1 billion. From January 1997 to October 1999, he was president of network services for Ameritech Corporation where he managed all activities supporting Ameritech's local service network, including design, engineering, construction and operations with capital and operating budgets in excess of $4 billion.

Richard L. Shorten, Jr., 34
Director since 2001
Member of the Audit Committee

   Richard L. Shorten, Jr. has served as a member of our board of directors since December 2001. Since August 2001, Mr. Shorten has been a partner in Pacific Alliance Limited, a New York based advisory and merchant banking firm specializing in the communications, information technology, transportation and energy sectors. Prior to Pacific Alliance, Mr. Shorten served in a variety of senior operating and corporate development capacities in the communications sector, including as executive vice president and a director of Graphnet, Inc., a multinational data messaging solution provider from May 2000 to August 2001; as senior vice president of Data Services for Viatel, Inc., an owner and operator of European and transatlantic fiberoptic networks from December 1999 to March 2000; and as senior vice president of Destia Communications, Inc., a multinational provider of communications services from December 1997 until its acquisition by Viatel in March 2000. Prior to Destia, Mr. Shorten was a senior corporate attorney at the New York law firm of Cravath, Swaine and Moore where his practice focused in areas of corporate finance, mergers and acquisitions and general corporate representation.

Neil Subin, 37
Director since 2001
Member of the Audit Committee and the Compensation Committee

   Neil Subin has served as a member of our board of directors since December 2001. Since its formation, Mr. Subin has served as managing director and president of Trendex Capital Management, which he formed in 1991. Trendex is a private investment fund focusing primarily on financially distressed companies. He is currently a member of the board of directors of Dynacore Holdings Corporation and also a member of the board of directors of Nucentrix Broadband Networks, Inc., a provider of wireless broadband network and multichannel subscription television services, located in Plano, Texas.

Matthew Teplitz, 41
Director since 2001
Member of the Audit Committee

   Matthew Teplitz has served as a member of our board of directors since December 2001. Since 1995, Mr. Teplitz has worked as an equity analyst, focusing on telecom, technology and heath care with Quaker Capital Management Corp., an investment advisory firm based in Pittsburgh, Pennsylvania.

R. Ted Weschler, 40
Director since 2001
Chairman of the Board of Directors
Member of the Compensation Committee

   R. Ted Weschler has served as a member of our board of directors since December 2001. Since January 2000, Mr. Weschler has been the managing partner of Peninsula Capital Advisors, LLC, a private investment management firm in Charlottesville, Virginia of which he was the founder. From 1989 until December 1999, Mr. Weschler served as an executive officer and founder of Quad-C, Inc., a Virginia-based investment firm that primarily engages in the acquisition of businesses in partnership with company management. Mr. Weschler is currently a member of the board of directors of Nucentrix Broadband Networks, Inc., a provider of wireless broadband network and multichannel subscription television services, located in Plano, Texas; WSFS Financial Corporation, a thrift holding company based in Wilmington, Delaware; and Virginia National Bank, a national banking association based in Charlottesville, Virginia.

Recommendation:

   Our board of directors recommends a vote "FOR" the election of each nominee.

                       Board of Directors and Committees

   During the year ended December 31, 2001, our board of directors held fifteen meetings, one of which was held after the Effective Date. During 2001, each director attended at least 75% of the meetings of the board held during the time which he was a director and at least 75% of the meetings of each committee on which he served.

   Our board of directors currently has two standing committees: the audit committee and the compensation committee. We do not have a standing nominating committee.

   The compensation committee has responsibility for reviewing and administering our program with respect to the compensation of our officers, employees and consultants, and it reviews transactions with our officers, directors and affiliates. The compensation committee also reviews, interprets and administers our stock option plan, prescribes rules and regulations relating to the plan and determines the stock options and other equity incentives that we grant to our employees. As a policy, the compensation committee directs us to pay our officers, directors and affiliates for services rendered outside the scope of their ordinary respective obligations in accordance with industry standards for such services. Such services may include introducing major transactions or providing legal services. In 2001, three former directors served on our compensation committee until their resignations. Since December 2001, Mr. Subin, Mr. Rivers and Mr. Weschler have served on our compensation committee. The compensation committee held one meeting in 2001, which was held prior to the Effective Date.

   The audit committee recommends the engagement of independent accountants to audit our financial statements and perform services related to the audit. The audit committee also reviews the scope and results of the audit with the accountants, reviews our year-end operating results with management and the accountants, and considers the adequacy of internal accounting procedures. In 2001, three former directors served on our audit committee until their resignations. Since December 2001, Mr. Subin, Mr. Shorten and Mr. Teplitz have served on our audit committee. The audit committee held no meetings in 2001.

                            Audit Committee Report

   The Company has a standing audit committee, which consists of Mr. Teplitz, Mr. Shorten and Mr. Subin, all of whom are independent as defined under the National Association of Securities Dealers' listing standards. The audit committee is responsible for recommending the independent auditors for approval by the board of directors and reviewing the scope, results and costs of the audits and other services provided by the Company's independent accountants. The board of directors has adopted a written charter for the audit committee, which is attached to this proxy statement as Appendix A.

   The audit committee has reviewed our audited consolidated financial statements and discussed such statements with management. The audit committee has discussed with PricewaterhouseCoopers LLP, our independent accountants during the 2001 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees, as amended).

   The audit committee received from PricewaterhouseCoopers LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based on the review and discussions noted above, the audit committee recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and be filed with the Securities and Exchange Commission.

Submitted by:

Audit Committee

Matthew Teplitz
Richard L. Shorten, Jr.
Neil Subin

                       COMPENSATION AND RELATED MATTERS

                            Executive Compensation

   The following table sets forth information with respect to compensation for each of the last three completed fiscal years for two persons who served as our chief executive officer during the year ended December 31, 2001, the other executives who were employed by the Company as of December 31, 2001 who earned in excess of $100,000 during the fiscal year ended December 31, 2001, and two former executives of the Company who earned in excess of $100,000 during the fiscal year ended December 31, 2001. We refer to these individuals as the named executive officers.

                          Summary Compensation Table

                                           Annual Compensation       Long Term Compensation Awards
                                        ------------------------- --------------------------------
                                                                  Restricted Securities
                                                                    Stock    Underlying  All Other
Name and Position                       Year     Salary   Bonus     Awards    Options   Compensation
-----------------                       ----    -------- -------- ---------- ---------- ------------
Dean M. Johnson........................ 2001(1) $  5,416       --     --            --          --
 Director, President and Chief          2000          --       --     --            --          --
 Executive Officer                      1999          --       --     --            --          --

Wharton B. Rivers, Jr.................. 2001(2)  407,846 $125,000     --            --    $214,998(3)
 Chief Executive Officer                2000(4)   62,306   67,667     --            --          --
                                        1999          --       --     --            --          --

Thomas M. Walker....................... 2001     185,829   41,250     --            --      17,281(5)
 Vice President, General Counsel and    2000     154,833   65,058     --            --       6,090(6)
 Secretary                              1999     123,827   67,969     --            --         396

Robert S. McCambridge.................. 2001(7)  160,321       --     --            --      16,667(5)
 President, Chief Operating Officer and 2000     269,153  275,000     --            --          --
 Chief Financial Officer                1999     195,209  250,000     --      $300,000         306(6)

Darla V. Norris........................ 2001(8)  166,660   43,750     --            --      14,888(5)
 Senior Vice President of Finance       2000(9)   69,669   39,746     --            --          --
                                        1999          --       --     --            --          --

--------
(1) Mr. Johnson joined the Company on December 20, 2001 at an annual base salary of $195,000.

(2) Mr. Rivers' employment with the Company was terminated in September 2001.

(3) Includes $189,386 representing 117,631 shares of common stock Mr. Rivers received as a termination settlement pursuant to the terms of his employment agreement valued at the Company's estimated reorganization value net of liabilities and $25,612 representing accrued vacation pay paid by the Company in connection with its bankruptcy proceedings.

(4) Mr. Rivers joined the Company in November 2000.

(5) Represents accrued vacation pay paid by the Company in connection with its bankruptcy proceedings.

(6) Reflects payment of term life insurance premiums.

(7) Mr. McCambridge's employment with the Company was terminated in April 2001.

(8) Ms. Norris' employment with the Company was terminated in October 2001.

(9) Ms. Norris joined the Company in July 2000.

                                 Option Grants

   The Company made no grants of options to the named executive officers during 2001.

Aggregate Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

   No named executive officers exercised any stock options during 2001. As of December 31, 2001, there were no options or stock appreciation rights outstanding.

                             Director Compensation

   Non-employee directors are eligible to participate in our Stock Option Plan (the "Plan"), which is more fully described under "Proposal 2: Approval of Stock Option Plan" beginning on page 11 of this proxy statement. Each non-employee director is eligible to receive annual compensation of $10,000 and a one-time grant under the Plan of options to purchase 25,000 shares of common stock. We pay Messrs. Rivers and Shorten $10,000 annually for serving as directors. On January 7, 2002, we granted an option to purchase 25,000 shares of our common stock to each of Messrs. Shorten and Rivers. These options vest ratably over five years and are exercisable for a ten-year term. These options provide for full vesting upon a change in control. Messrs. Subin, Teplitz and Weschler have declined annual compensation and a stock option grant.

   We reimburse the members of our board of directors for reasonable expenses incurred in attending meetings of the board of directors or any board committee.

                              Employee Agreements

   As of December 31, 2001, there were no employment agreements for named executive officers.

                         Compensation Committee Report

   During 2001, Mr. Rivers' salary was paid pursuant to an employment agreement entered into on November 1, 2000. Mr. Rivers' employment agreement provided for a payment of $1.0 million upon his termination. Mr. Rivers' employment with the Company was terminated on September 30, 2001, leaving him with a $1.0 million unsecured claim in the Company's bankruptcy proceedings. Bonus compensation earned and paid during 2001 to Mr. Rivers, Mr. Walker and Ms. Norris was approved by the Bankruptcy Court for retention purposes. The three members of the Compensation Committee at the beginning of 2001 ceased to be directors during the bankruptcy reorganization process, and as a result no member of the Compensation Committee that determined salaries for the year ended December 31, 2001 remained on the committee at December 31, 2001.

   On December 21, 2001, immediately following the Effective Date, Messrs. Rivers, Subin and Weschler were elected to the Compensation Committee, but these directors did not meet as a committee during 2001.

                             Certain Transactions

   The following information regarding certain transactions with directors, officers and holders of record or beneficially of more than five percent of our common stock does not include information for any period during which such person or entity, as the case may be, was not an officer, director or five percent holder.

   On the Effective Date, the Company issued $11.0 million of New Senior Notes with 4 million warrants pursuant to the terms of a New Senior Note Agreement and Class A Warrant Agreement. Each warrant entitles the holder to purchase one share of common stock at a price of $0.01 from the Effective Date until December 19, 2006. Peninsula Capital Partners, which beneficially holds 26.4% of the Company's common stock, purchased $4.7 million of the New Senior Notes and received 1.7 million Class A warrants. Mr. Weschler, a member of our board of directors, is the managing partner of Peninsula Capital Advisors, LLC, the entity that is the investment advisor to Peninsula Capital Partners. Mr. Weschler disclaims beneficial ownership of the Company stock held by Peninsula Capital Partners. Quaker Capital Partners I, L.P., which beneficially holds 15.3% of the Company's common stock, purchased $2.7 million of the New Senior Notes and received 1.0 million Class A warrants. Mr. Teplitz, a member of our board of directors, is a partner of Quaker Premier L.P., the general partner of Quaker Capital Partners I, L.P. Mr. Teplitz disclaims beneficial ownership of the Company stock held by Quaker Capital Partners I, L.P. Quaker Capital Management Corp., which beneficially holds 20.9% of the Company's common stock, purchased $3.1 million of the New Senior Notes and received 1.1 million Class A warrants. Aspen Partners - Series A, which beneficially holds 16.7% of the Company's common stock, purchased
$2.9 million of the New Senior Notes and received 1.5 million Class A warrants.

   Prior to accepting their current positions with the Company, Dean M. Johnson and Sandra T. Watson, Vice President and Chief Financial Officer, were principals of Cardinal Point Associates ("CPA"). On January 2, 2002, CPA filed an application with the Bankruptcy Court for $224,540 in professional fees and $34,351 in expense reimbursement as a result of CPA providing certain services to the Company during the bankruptcy period. The Company expects to pay these fees and reimbursements once they have been approved by the Bankruptcy Court.

   During 2001, the Company purchased $168,000 of telecommunications services from Qwest Communications International Inc. ("Qwest"), at which time a subsidiary of Qwest, U.S. Telesource, Inc., beneficially owned more than 5% of the Company's outstanding voting stock.
   During 2001, the Company purchased $500,000 of network equipment from Triton Network Systems, Inc. ("Triton") and $4.0 million of network deployment services from Wireless Facilities Inc. ("WFI"). WFI and Triton were both beneficially owned more than 10% by Oak Investment Partners, which at the time the Company entered into the transactions beneficially owned more than 5% of the Company's outstanding voting stock.

                               Performance Graph

   Data concerning the performance of our common stock is not presented because our stock was not traded from the Effective Date through December 31, 2001.

                            COMMON STOCK OWNERSHIP

   The following table sets forth certain information with respect to the beneficial ownership of shares of the Company's common stock as of March 1, 2002 by (i) the named executive officers, (ii) each of the Company's directors,
(iii) all of the Company's executive officers and directors as a group and (iv) each person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than five percent of the outstanding common stock. Unless otherwise indicated, the business address of each director and executive officer named below is c/o First Avenue Networks, Inc., 230 Court Square, Suite 202, Chartlottesville, Virginia, 22902. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

   Beneficial ownership is determined by the rules of the Securities and Exchange Commission and includes voting or investment power of the securities. Shares of Common Stock subject to options or other rights to purchase which are now exercisable or are exercisable within 60 days after March 1, 2002 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights, but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person.

                                                       Beneficial Ownership
                                                       -------------------
     Name                                                Number     Percent
     ----                                              ----------   -------
     Aspen Partners--Series A (1).....................  4,014,232    16.7%
     Quaker Capital Management Corp. (2)..............  5,022,288    20.9%
     Quaker Capital Partners I, L.P. (3)..............  3,666,787    15.3%
     Peninsula Capital Partners (4)...................  6,324,491    26.4%
     Dean M. Johnson..................................     58,816       *
     Wharton B. Rivers, Jr............................     58,815       *
     Richard L. Shorten, Jr...........................         --      --
     Neil Subin.......................................         --      --
     Matthew Teplitz (5)..............................  3,666,787    15.3%
     R. Ted Weschler (6)..............................  6,324,491    26.4%
     Robert S. McCambridge............................         --      --
     Darla V. Norris..................................         --      --
     Thomas M. Walker.................................         --      --
     All executive officers and directors as a group
       (9 persons) (7)................................ 10,108,909    41.7%

--------
 * Less than 1.0%

(1) Includes 1,047,140 shares of common stock issuable upon exercise of warrants exercisable within 60 days of March 1, 2002.

(2) Includes 1,053,621 shares of common stock issuable upon exercise of warrants exercisable within 60 days of March 1, 2002. Includes 2,667,172 shares of common stock and 999,615 shares of common stock issuable upon exercise of warrants exercisable within 60 days of March 1, 2002 held by Quaker Capital Partners I, L.P., of which Quaker Capital Management Corp. is the registered investment advisor.

(3) Includes 999,615 shares of common stock issuable upon exercise of warrants exercisable within 60 days of March 1, 2002.

(4) Includes 1,693,053 shares of common stock issuable upon exercise of warrants exercisable within 60 days of March 1, 2002.

(5) Includes 2,667,172 shares of common stock and 999,615 shares of common stock issuable upon exercise of warrants exercisable within 60 days of March 1, 2002 held by Quaker Capital Partners I, L.P., of which Mr. Teplitz disclaims beneficial ownership. Mr. Teplitz is a partner of Quaker Premier L.P., the general partner of Quaker Capital Partners I, L.P.

(6) Includes 4,631,438 shares of common stock and 1,693,053 shares of common stock issuable upon exercise of warrants exercisable within 60 days of March 1, 2002 held by Peninsula Capital Partners, of which Mr. Weschler disclaims beneficial ownership. Mr. Weschler is the managing partner of Peninsula Capital Advisors, LLC, the entity that is the investment advisor to Peninsula Capital Partners.

(7) Includes shares described in notes 5 and 6 above.

                                  PROPOSAL 2:

                         APPROVAL OF STOCK OPTION PLAN

   The Company's stockholders are being asked to approve our Stock Option Plan. Stockholder approval of the Stock Option Plan is required for the valid grant of qualified stock options under the plan as provided for by the Internal Revenue Code of 1986, as amended (the "Code") and to assure that awards under the plan will qualify as performance based compensation for purposes of Section 162(m) of the Code, as more fully described below. The following is a summary of the principal features of our Stock Option Plan, a copy of which is set forth in Appendix B to this proxy statement.

General

   Our Board of Directors has adopted and approved our Stock Option Plan. Our Stock Option Plan provides for the grant of awards to employees, directors and officers of us or any parent or subsidiary of us. Awards under the Stock Option Plan may consist of incentive or non-qualified stock options to acquire the common stock of the Company.

   In adopting the Stock Option Plan, we seek to attract, retain and motivate our employees and other persons to devote their best efforts to the business and financial success of the Company.

   We have reserved 1,200,000 shares of our common stock for issuance under our Stock Option Plan. As of March 1, 2002, we had options outstanding to purchase 940,000 shares of our common stock at $3.96 per share. These options include grants to purchase 720,000, 120,000 and 50,000 shares of our common stock made to Dean M. Johnson, Sandra T. Watson and Evans Mullan, Vice President of Business Development, respectively. If a stock dividend, stock split or combination of shares, recapitalization or other change in our capitalization or other distribution to holders of our stock occurs, other than normal cash dividends, adjustments will be made to the maximum number of shares that may be delivered under the plan and to the relevant provisions of outstanding awards.

   As of February 22, 2002, the market value of our common stock was approximately $1.61 per share, based solely on our estimated reorganization value net of liabilities as of such date.

Administration of the Stock Option Plan

   The administration of our Stock Option Plan has been delegated to the compensation committee of our board of directors. The committee will have the authority to grant awards, determine award terms, and generally to interpret and administer the plan.

   The committee will, as appropriate, adjust the maximum number of shares that may be delivered under the plan and other terms, such as the exercise price, of an award to reflect a stock split, stock dividend or similar event. The committee may also impose restrictions and/or conditions with respect to shares of common stock acquired upon exercise of an option, and determine the circumstances and conditions subject to which shares acquired upon exercise of an option may be sold or otherwise transferred.

   The committee has the discretion to adopt such rules and regulations, not inconsistent with the plan, as it may deem advisable to carry out the plan.

   We have the right to amend or terminate the Stock Option Plan. However, any amendment that would (i) increase the aggregate number of shares of common stock for which options may be granted (except for increases due to adjustments in accordance with the plan) or (ii) change the class of employees eligible to receive incentive stock options, is subject to stockholder approval.

Terms of Stock Options

   Stock options granted under the Stock Option Plan may be either incentive stock options, as defined in the Code, or nonstatutory stock options. Subject to a maximum ten-year term, the committee will determine the exercise terms of stock options. Stock options granted under the Stock Option Plan may not be transferred except at death. The exercise price of each option intended to qualify as an incentive stock option will not be less than 100% of the fair market value of the stock upon the date of the option grant as determined by the committee.

   In the event of (i) any offer to holders of the Company's common stock generally relating to the acquisition of all or substantially all of their shares, or (ii) any proposed transaction generally relating to the acquisition of substantially all of the assets or business of the Company, the board of directors may cancel any outstanding options and pay or deliver to the holder thereof an amount in cash or securities having a value equal to the product of
(x) the number of shares of common stock that, as of the date of the consummation of such transaction, the holder of such option had become entitled to purchase (but had not purchased) multiplied by (y) the amount, if any, by which the formula or fixed price per share paid to such holders of shares of common stock pursuant to such transaction exceeds the option price applicable to such option shares.

   Generally, if an option holder's service relationship with us terminates other than by death or disability, any unvested stock options granted under our Stock Option Plan that are then held by the option holder will expire and any vested portion will remain exercisable for an additional 30 days. If an option holder's service relationship with us terminates by death, or terminates or is altered due to disability, any unvested stock options granted under our Stock Option Plan that are then held by the option holder will expire and any vested portion will remain exercisable for an additional 90 days in the case of termination by death, and one year in the event an option holder shall cease to be employed on a full-time basis due to a disability.

   Certain provisions of the Stock Option Plan apply only to certain executive officers of the Company and are intended to comply with Section 162(m) of the Code.

Federal Income Tax Considerations

   The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Stock Option Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Stock Option Plan, nor does it cover state, local or foreign taxes.

   Incentive Stock Options ("ISOs"). In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

   Nonstatutory Options ("non-ISOs"). In general, in the case of a non-ISO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which the Company is not entitled to a deduction.

   In the event of a change in control of the Company, certain payments in the nature of compensation to certain individuals, if contingent on the change in control, could be nondeductible to the Company and subject to an additional 20% tax. Awards under the Stock Option Plan that are made or that vest or become payable in connection with a change in control may be required to be taken into account in determining whether these penalties apply.

   Under Section 162(m) of the Code, certain remuneration in excess of $1,000,000 may be nondeductible if paid by a publicly traded corporation to any of its chief executive officer or other four most highly compensated officers. Stock options that are granted under a stockholder-approved plan and qualify as "performance-based compensation" are exempt from Section 162(m).

Recommendation:

   Our board of directors recommends a vote "FOR" the approval of our Stock Option Plan.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   The Company's executive officers and directors are required under the Securities Exchange Act of 1934, as amended, and regulations thereunder, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company. To the Company's knowledge, based on the Company's review of the copies of such reports it has received, the Company believes that (i) certain of the Company's non-employee directors (Messrs. Shorten, Subin, Teplitz and Weschler) may have filed late their Form 3 reports required in connection with their appointment as directors; (ii) Mr. Johnson filed late his Form 3 report required in connection with his becoming an executive officer and director; and, (iii) Ms. Watson and Mr. Mullan filed late their Form 3 reports required in connection with their becoming executive officers. All directors and executive officers have filed the required Form 3 reports as of March 3, 2002. The foregoing delinquencies in filing by our officers and directors all arose in connection with or immediately following the Company's emergence from bankruptcy. To the Company's knowledge, no Form 5 reports were filed during 2001 by two former officers, Mr. McCambridge and Ms. Norris, whose positions with the Company were terminated in April, 2001 and October, 2001, respectively, to the extent any such filings may have been required. Mr. Walker did not file a Form 5 report in 2001 for the calendar year 2000 to the extent such filing may have been required.

                    RELATIONSHIP WITH INDEPENDENT AUDITORS

   Our board of directors selected the firm of PricewaterhouseCoopers LLP to audit our financial statements for the fiscal year ended December 31, 2001 and to report on the results of their audit. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Audit Fees

   PricewaterhouseCoopers LLP billed us, or expects to bill us, an aggregate of $220,000 for professional service rendered in connection with the audit of our financial statements for the year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees

   PricewaterhouseCoopers LLP did not perform any professional services in connection with our financial information systems design or implementation, the operation of our information system or the management of our local area network.

All Other Fees

   PricewaterhouseCoopers LLP billed us, or expects to bill us, an aggregate of $40,000 in non-audit service fees for other services such as preparation of federal and state tax returns rendered to us and our affiliates for the year ended December 31, 2001.

                             STOCKHOLDER PROPOSALS

   In order for us to consider stockholder proposals for inclusion in the proxy material for our 2003 annual meeting, we must received them on or before November 5, 2002. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary at our principal executive offices, First Avenue Networks, Inc., 230 Court Square, Suite 202, Charlottesville, Virginia, 22902.

   Stockholders who wish to make a proposal at the 2003 annual meeting, other than one that will be included in our proxy materials, must notify us no later than January 18, 2003. If a stockholder who wishes to present a proposal fails to notify us by November 1, 2002, the proxies that management solicits for the meeting will confer discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting.

                                   FORM 10-K

   A copy of our Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the Securities and Exchange Commission has been mailed with this proxy statement and is available without charge by writing to:

                          First Avenue Networks, Inc.
                          230 Court Square, Suite 202
                        Charlottesville, Virginia 22902
                                (434) 220-4988
                         Attention: Investor Relations

                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

   Some statements about us and our industry under the captions ''Questions and Answers'' and elsewhere in this proxy statement are ''forward-looking statements." These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions and other statements that are not historical facts. When we use the words ''estimate,'' ''project,'' ''believe,'' ''anticipate,'' ''intend,'' ''plan,'' ''expect'' and similar expressions in this document and in the incorporated documents, we generally intend to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, including those in the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2001 and other documents filed with the Securities and Exchange Commission, actual results could differ materially from those expressed or implied by the forward-looking statements. We do not undertake any obligation to publicly update forward-looking statements to reflect new information or future events or otherwise.

                                OTHER BUSINESS

   Our board of directors knows of no business to be brought before the annual meeting which is not referred to in the accompanying notice of annual meeting of stockholders. However, should any such matters be presented, the persons named in the enclosed proxy will have discretionary authority to take such action in regard to such matters as in their judgment seems advisable.

                                                                     APPENDIX A

                          FIRST AVENUE NETWORKS, INC

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I.  PURPOSE

   The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of First Avenue Networks, Inc. ("the Company"), and the quality and integrity of the financial reports of the Company. The Audit Committee's primary duties and responsibilities are to:

  . Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company.

  . Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company.

  . Oversee that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and corporate policy.

   The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

   The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

   The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III.  MEETINGS

   The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Company's financials consistent with Section IV.4 below.

IV.  RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

2. Review with management and the independent accountants the Company's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61"), as amended from time to time.

3. Review with management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters to be discussed by SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

   A. Independent Accountants

4. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountants' review of the financial statements and controls of the Company. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

5.  Oversee independence of the accountants by:

  . receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard 1 ("ISB No. 1");

  . reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Company or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

  . recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

6. Based on the review and discussions referred to in section IV.2 and IV.5, the Audit Committee shall determine whether to recommend to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

   B. Financial Reporting Process

7. In conjunction with the independent accountants, review the integrity of the Company's financial reporting processes, both internal and external.

8. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by management, or the internal auditing department.

9. Establish regular systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to required information.

10. Review any significant disagreement between management and the independent accountants in connection with the preparation of the financial statements.

Legal Compliance/General

11. Review with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

12. Report through its Chairperson to the Board following meetings of the Audit Committee.

13. Maintain minutes or other records of meetings and activities of the Audit Committee.

                                                                     APPENDIX B

                         ADVANCED RADIO TELECOM CORP.

                               STOCK OPTION PLAN

   Section 1. Purpose. The purpose of the Advanced Radio Telecom Corp. Stock Option and Restricted Stock Purchase Plan, as amended from time to time (the "Plan") is to promote the interests of Advanced Radio Telecom Corp., a Delaware corporation (the "Company"), and any Parent or Subsidiary thereof and the interests of the Company's stockholders by providing an opportunity to selected employees, directors and officers of the Company or any Parent or Subsidiary thereof as of the date of the adoption of the Plan or at any time thereafter to purchase Common Stock of the Company. By encouraging such stock ownership the Company seeks to attract, retain and motivate such employees, directors and officers and other persons and to encourage such employees, directors and officers and other persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of "non-qualified stock options" and/or "incentive stock options" to acquire the Common Stock of the Company. Under the Plan, the Committee (as hereinafter defined) shall have the authority (in its sole discretion) to grant "incentive stock options" within the meaning of Section 422(b) of the Code and "non-qualified stock options" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto.

   Section 2. Definitions. For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context:

      2.1 "Board of Directors" shall mean the Board of Directors of the Company.

      2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended.

      2.3 "Committee" shall mean the committee of the Board of Directors referred to in Section 5 hereof, provided, that if no such committee is appointed by the Board of Directors, the Board of Directors shall have all of the authority and obligations of the Committee under the Plan.

      2.4 "Common Stock" shall mean the Common Stock $.001 par value, of the Company.

      2.5 "Company" has the meaning set forth in Section 1.

      2.6 "Employee" shall mean with respect to an ISO, any person, including without limitation, an officer of the Company, who, at the time an ISO is granted to such person hereunder, is employed by the Company or any Parent or Subsidiary of the Company, and (ii) with respect to a Non-Qualified Option, any person employed by, or performing services for, the Company or any Parent or Subsidiary of the Company, including, without limitation, consultants,officers and directors.

      2.7 "Fair Market Value" of a share of Common Stock as of any day shall mean the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any single successor organization. If on any applicable day the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the fair market value of a share of Common Stock on such day shall be the fair market value determined in good faith by the Board of Directors.

      2.8 "ISO" shall mean an Option granted to a Participant pursuant to the Plan that constitutes and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code.

      2.9 "Named Executive Officers" shall have the meaning set forth in
   Section 12(a).

      2.10 "Non Qualified Option" shall mean an Option granted to a Participant pursuant to the Plan that is intended to be, and qualifies as, a "non qualified stock option" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto and that shall not constitute or be treated as an ISO.

      2.11 "Option" shall mean any ISO or Non-Qualified Option granted to an Employee pursuant to the Plan.

      2.12 "Participant" shall mean any Employee to whom an Option is granted under the Plan.

      2.13 "Parent" of the Company shall have the meaning of "parent corporation" set forth in Section 424(e) of the Code.

      2.14 "Plan" has the meaning set forth in Section 1.

      2.15 "Subsidiary" of the Company shall have the meaning of "subsidiary corporation" set forth in Section 424(f) of the Code.

   Section 3. Eligibility. Options may be granted to any Employee. The Committee shall have the sole authority to select the persons to whom Options are to be granted hereunder, and to determine whether a person is to be granted a Non Qualified Option, an ISO or any combination thereof. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

   Section 4. Common Stock Subject to the Plan.

      4.1 Number of Shares. The total number of shares of Common Stock for which Options may be granted under the Plan shall not exceed in the aggregate One Million Two Hundred Thousand (1,200,000) shares of Common Stock (subject to adjustment as provided in Section 7 hereof).

      4.2 Reissuance. The shares of Common Stock that may be subject to Options granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Committee may determine. In the event that any outstanding Option expires or is terminated or forfeited for any reason, the shares of Common Stock allocable to the unexercised, terminated, or forfeited portion of such Option may again be subject to an Option granted under the Plan. If any shares of Common Stock issued or sold pursuant to the exercise of an Option shall have been repurchased by the Company, then such shares may again be subject to an Option granted under the Plan. In the event that shares of Common Stock are delivered to the Company in full or partial payment of the exercise price for an Option, the number of shares of Common Stock available for future grants pursuant to this Plan shall be reduced only by the net number of shares of Common Stock issued upon the exercise of the Option. Notwithstanding the foregoing provisions of this Section, shares of Common Stock subject to an Option that is awarded to a Named Executive Officer and that is cancelled, shall not again be available for grant under the Plan.

      4.3 Special ISO Limitations.

          (a) The aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. To the extent such limitations is exceeded, such Option shall be considered a Non Qualified Option for purposes of this Plan.

          (b) No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, unless (i) the option price is at least 110% of the Fair Market Value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and (ii) the ISO by its terms is not exercisable more than five years from the date it is granted.

      4.4 Limitations Not Applicable to Non-Qualified Options. Notwithstanding any other provision of the Plan, the provisions of Sections 4.3(a) (other than the second sentence thereof) and (b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option granted under the Plan.

   Section 5. Administration of the Plan

      5.1 Administration. Subject to the proviso in Section 2.3 hereof, the Plan shall be administered by a committee of the Board of Directors (the "Committee") established by the Board of Directors. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. To the extent deemed necessary or appropriate by the Board of Directors or the Committee, the Committee may be limited to specified members for purposes of complying with applicable provisions of the Code, securities laws, or the rules of any exchange on which the Common Stock is traded.

      5.2 Grant of Options. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Options hereunder, (ii) to designate whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) to establish the number of shares of Common Stock that may be subject to each Option; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the amount (not less than the par value per share) and the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock owned by a Participant may be used by the Participant to exercise an Option); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company;
   (viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal), (ix) to establish a vesting provision for any Option relating to the time when (or the circumstances under which) the Option may be exercised by a Participant, including, without limitation, vesting provisions that may be contingent upon (A) the Company's meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (x) to accelerate the time when outstanding Options may be exercised, and (xi) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan.

      5.3 Interpretation. The Committee shall be authorized to interpret the Plan in its discretion and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

      5.4 Finality. The interpretation and construction by the Committee of any provision of the Plan, any Option granted hereunder or any agreement evidencing any such Option shall be final and conclusive upon all parties.

      5.5 Expenses, Etc. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option granted hereunder.

   Section 6. Terms and Conditions of Options.

      6.1 ISOs. The terms and conditions of each ISO granted under the Plan shall be specified by the Committee and shall be set forth in an ISO agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code; provided that to the extent an Option intended to be an ISO does not qualify as an ISO under the applicable requirements of the Code, such Option shall be considered a Non Qualified Option for purposes of this Plan. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder.

   The terms and conditions of each ISO shall include the following:

          (a) The option price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.3(b) hereof) of the Fair Market Value of the shares of Common Stock subject to the ISO on the date the ISO is granted.

          (b) ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during a Participant's lifetime an ISO shall be exercisable only by the Participant.

          (c) The Committee shall fix the term of all ISOs granted pursuant to the Plan (including, without limitation, the date on which such ISO shall expire and terminate), provided, however, that such term shall in no event exceed ten years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 4.3(b) hereof, such term shall in no event exceed five years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

          (d) To the extent that the Company or any Parent or Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors, in its sole discretion.

          (e) The terms and conditions of each ISO may include the following provisions:

             (i) In the event a Participant's employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall be terminated for cause or shall be terminated by the Participant for any reason whatsoever other than as a result of the Participant's death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any

          ISO held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

             (ii) In the event a Participant's employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall terminate for any reason other than (x) a termination specified in clause (i) above or (y) by reason of the Participant's death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within three months after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

             (iii) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

             (iv) In the event a Participant shall die while in the employ of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his "disability" (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such "disability"), the unexercised portion of any ISO held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such ISO at the time of his death. In such event, such ISO may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the ISO directly from the Participant by bequest or inheritance.

      6.2 Non-Qualified Options. The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each Non-Qualified Option will be such (and each Non-Qualified Option agreement shall expressly so state) that each Non-Qualified Option issued hereunder shall not constitute nor be treated as an "incentive stock option" as defined in
   Section 422(b) of the Code, but will be a "non-qualified stock option" for Federal, state and local income tax purposes. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder.

   The terms and conditions of each Non-Qualified Option Agreement shall include the following:

          (a) The option (exercise) price shall be fixed by the Committee and may be equal to, more than or less than (but not less than the par value per share) 100% of the Fair Market Value of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted.

          (b) The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including, without limitation, the date on which such Non-Qualified Option shall expire and terminate). Such term may be more than ten years from the date on which such Non-Qualified Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions (including, without limitation, provisions governing the rights to exercise such Non-Qualified Option), and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

          (c) Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant's lifetime a Non-Qualified Option shall be exercisable only by the Participant.

          (d) The terms and conditions of each Non-Qualified Option may include the following provisions:

             (i) In the event a Participant's employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall be terminated for cause or shall be terminated by the Participant for any reason whatsoever other than as a result of the Participant's death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

             (ii) In the event a Participant's employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall terminate for any reason other than (x) a termination specified in clause (i) above or (y) by reason of the Participant's death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within three months after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

             (iii) In the event a Participant shall cease to be an Employee of the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

             (iv) In the event a Participant shall die while an Employee of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his "disability" (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such "disability"), the unexercised portion of any Non-Qualified Option held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option at the time of his death. In such event, such Non-Qualified Option may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the Non-Qualified Option directly from the Participant by bequest or inheritance.

          (e) To the extent that the Company (or any Parent or Subsidiary thereof) is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee, in its sole discretion.

   Section 7. Adjustments.

      (a) In the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another entity in each such case (x) without receiving compensation therefor in money, services or property and (y) through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares, declaration of any dividends payable in Common Stock, or any similar event, the Committee in good faith shall, subject to the provisions of Section 7(c) below if the circumstances therein specified are applicable, appropriately adjust (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share); provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs and (ii) the number of shares of Common Stock for which Options may be granted under the Plan, as set forth in Sections 4.1 and 12(c) hereof, and such adjustments shall be effective and binding for all purposes of the Plan.

      (b) If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another entity, or the sale of all or substantially all its assets to another entity, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, subject to the provisions of Section 7(c) below if the circumstances therein specified are applicable, each holder of an Option shall thereafter have the right to purchase, upon the exercise of the Option in accordance with the terms and conditions specified in the option agreement governing such Option and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of such Option, such shares of stock, securities or assets (including, without limitation, cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place.

      (c) Notwithstanding Sections 7(a) and 7(b) hereof, in the event of (i) any offer to holders of the Company's Common Stock generally relating to the acquisition of all or substantially all of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any proposed transaction generally relating to the acquisition of substantially all of the assets or business of the Company (herein sometimes referred to as an "Acquisition"), the Board of Directors may, in its sole discretion, cancel any outstanding Options (provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs) and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board of Directors acting in good faith) equal to the product of (A) the number of shares of Common Stock (the "Option Shares") that, as of the date of the consummation of such Acquisition, the holder of such Option had become entitled to purchase (and had not purchased) multiplied by (B) the amount, if any, by which (1) the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such Acquisition exceeds (2) the option price applicable to such Option Shares.

   Section 8. Effect of the Plan on Employment Relationship. Neither the Plan nor any Option granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary or Parent thereof, or limit in any respect the right of the Company or any Subsidiary or Parent thereof to terminate such Participant's employment or other relationship with the Company or any Subsidiary or Parent, as the case may be, at any time.

   Section 9. Amendment of the Plan. The Board of Directors may amend the Plan from time to time as it deems desirable; provided, however, that, without the approval of the holders of a majority of the outstanding capital stock of the Company entitled to vote thereon or consent thereto, the Board of Directors may not amend the Plan (i) to increase (except for increases due to adjustments in accordance with Section 7 hereof) the aggregate number of shares of Common Stock for which Options may be granted hereunder or (ii) to change the class of Employees eligible to receive ISOs under the Plan.

   Section 10. Termination of the Plan. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option theretofore granted under the Plan.

   Section 11. Effective Date of the Plan. The Plan shall be effective as of December 20, 2001, the date on which the Plan was adopted by the Board of Directors and approved by the requisite holders of outstanding capital stock of the Company.

   Section 12. Named Executive Officers.

      (a) The provisions of this Section 12 shall apply only to those executive officers (i) whose compensation is required to be reported in the Company's proxy statement pursuant to Item 402(a)(3)(i) and (ii) (or any successor thereto) of Regulation S-K (or any successor thereto) under the general rules and regulations under the Exchange Act and (ii) whose total compensation, including estimated or future compensation attributable to Options under this Plan or any other plan of the Company or any Parent or Subsidiary thereof, is determined by the Board of Directors to possibly be subject to the limitations on deductions imposed by Section 162(m) of the Code ("Named Executive Officers"). In the event of any inconsistencies between this Section 12 and the other Plan provisions as they pertain to Named Executive Officers, the provisions of this Section 12 shall control.

      (b) No amendment of this Plan with respect to any Named Executive Officer may be made which would (i) increase the maximum amount that can be paid to any one Participant pursuant to this Plan or (ii) modify the requirements as to eligibility for participation in this Plan, unless the Company's shareholders have first approved such amendment in a manner which would permit the deduction under Section 162(m) (or any successor thereto) of the Code of such payment in the fiscal year it is paid. The Board of Directors shall amend this Section 12 and such other provisions as it deems appropriate, to cause amounts payable to Named Executive Officers to satisfy the performance based compensation requirements of Section 162(m) (or any successor thereto) and the Treasury regulations promulgated thereunder.

      (c) Notwithstanding any provision of this Plan (including the provisions of this Section 12 ) to the contrary, the amount of compensation which a Named Executive Officer may receive with respect to Options which are granted hereunder shall be based solely on an increase in the value of the applicable shares of Common Stock after the date of grant of such Options. Thus, no Option with an exercise price less than the Fair Market Value of the related shares of Common Stock on the date of grant may be granted hereunder to a Named Executive Officer. Furthermore, the maximum number of shares of Common Stock with respect to which Options may be granted hereunder to any Named Executive Officer during any calendar year may not exceed One Million (1,000,000) shares of Common Stock, subject to adjustment as provided in Section 7.

   Section 13. Compliance with Securities and Other Laws. As a condition to the issuance or transfer of any Option or any security issuable in connection with such Option, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that (i) such issuance and/or transfer will not be in violation of any applicable securities laws and (ii) such issuance and/or transfer will not be in violation of the rules and regulations of any securities exchange or automated quotation system on which the Common Stock is listed or admitted to trading. Further, the Company may refrain from issuing, delivering or transferring any Option or any security issuable in connection with such Option until the Committee has determined that such issuance, delivery or transfer will not violate such securities laws or rules and regulations. The Company shall not be liable for damages due to delay in the issuance, delivery or transfer of any Option or any security issuable in connection with such Option or any agreement, instrument or certificate evidencing such Option or security for any reason whatsoever, including, but not limited to, a delay caused by the listing requirements of any securities exchange or automated quotation system or any registration requirements under any state or federal law, rule or regulation. The Company is under no obligation to take any action or incur any expense to register or qualify the issuance, delivery or transfer of any Option or any security issuable in connection with such Option under applicable securities laws or to perfect any exemption from such registration or qualification or to list any security on any securities exchange or automated quotation system. Furthermore, the Company will have no liability to any person for refusing to issue, deliver or transfer any Option or any security issuable in connection with such Option if such refusal is based upon the provisions of this Section 13. As a condition to any issuance, delivery or transfer of any Option or any security issuable in connection with such Option, the Company may place legends on any agreement, instrument or certificate evidencing such Option or security; issue stop transfer orders with respect thereto; require such market stand-off, lockup, or similar agreements or undertakings as the Company deems necessary or desirable; and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with applicable laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the Participant (or successor in interest) to the effect that such recipient is acquiring such Option or security solely for investment and not with a view to distribution and that no distribution of the Option or security will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel to the Company, such registration is unnecessary.

                          FIRST AVENUE NETWORKS, INC.

          230 Court Square, Suite 202, Charlottesville, Virginia 22902

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas Walker and Sandra Watson, and each of them, each with power to appoint his substitute, as proxies to vote and act at the Annual Meeting of stockholders of First Avenue Networks, Inc. (the "Company") to be held on April 8, 2002 at 11:00 a.m. Eastern Standard time at Hutchinson Island Mariott, 555 N.E. Ocean Boulevard, Stuart, FL 34996 or any adjournment thereof with respect to the number of shares of common stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies to vote as designated below on the matters specified below, as described in the accompanying notice of annual meeting and proxy statement, receipt of which is acknowledged. All proxies heretofore given by the undersigned in respect of the annual meeting are hereby revoked.

     Please mark your votes as indicated in this example: |X|

     The Board of Directors recommends a vote FOR each of the following matters:

     1. The election of six         FOR ALL      WITHHELD     Nominees: Dean M. Johnson
     directors for a term ending    NOMINEES     FROM ALL               Wharton B. Rivers, Jr.
     2003.                                       NOMINEES               Richard L. Shorten, Jr.
                                      [_]          [_]                  Neil Subin
     INSTRUCTION: To withhold                                           Matthew Teplitz
     authority to vote for any                                          R. Ted Weschler
     individual nominee, write that
     nominee's name in the space
     provided below.

     ---------------------------

     ---------------------------

     ---------------------------

     ---------------------------

     ---------------------------

     2. To consider and act upon a
     proposal to approve the           FOR     AGAINST     ABSTAIN
     Company's  Stock Option Plan.     [_]       [_]         [_]

                  (continued and to be signed on reverse side)

Unless otherwise specified in the boxes on the reverse side hereof, this proxy will be voted FOR the nominees for director and FOR the approval of the Company's Stock Option Plan and in the discretion of the named proxies as seems in their judgment advisable as to any other matter that may come before the annual meeting or any adjournment thereof.

                                       Date:
                                             -----------------------------------


                                       -----------------------------------------
                                                        Signature


                                       -----------------------------------------
                                                        Signature

                                       Please sign exactly as name appears
                                       hereon. When shares are held by joint
                                       tenants, both should sign. When signing
                                       as attorney, executor, administrator,
                                       trustee or guardian, please give full
                                       title. If a corporation, please sign in
                                       full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date and return the proxy card promptly, using the enclosed envelope.

Mark here for address change and note at right. [_]

                                       -----------------------------------------
                                         Indicate any change in address here:



                                       -----------------------------------------

Mark here if you plan to attend the meeting.    [_]